STOCKHOLDERS' AGREEMENT


         This Stockholders' Agreement ("Agreement") is made as of March 29, 1996, by and among Dermion, Inc., a Delaware corporation (the "Company"), Ciba-Geigy Corporation, a New York corporation ("Ciba"), acting through its Pharmaceuticals Division, and IOMED, Inc., a Utah corporation ("IOMED").

         A. The Company and IOMED have entered into that certain Contribution Agreement, dated of even date herewith (the "Contribution Agreement"), pursuant to which IOMED has agreed to contribute certain assets to the Company in exchange for Eight Hundred Thousand (800,000) newly issued shares (the "IOMED Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock").

         B. The Company and Ciba have entered into a Stock Purchase Agreement, dated of even date herewith (the "Stock Purchase Agreement"), pursuant to which Ciba has agreed to purchase from the Company, and the Company has agreed to sell to Ciba, Two Hundred Thousand (200,000) newly issued shares (the "Ciba Shares") of Common Stock.

         C. In consideration of the investment to be made by Ciba in the Company pursuant to the Stock Purchase Agreement, the Company desires to grant certain rights to Ciba, and IOMED desires to agree to certain provisions, in each case on the terms and subject to the conditions set forth herein.

         Accordingly, in consideration of the covenants set forth herein and in the Contribution Agreement and the Stock Purchase Agreement and as an inducement for the purchase of the Ciba Shares by Ciba, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement the following terms shall have the meanings set forth below.

         Act. The term "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Affiliate. The term "Affiliate" shall mean, with respect to any party hereto, any person or entity which controls, is controlled by, or is under common control with, such party, or any shareholder or other equity owner in a control relationship with any of the foregoing. For this purpose the term "control" shall mean the direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock or interest in the income of such person or entity, or such other relationship as, in fact, constitutes actual control.

         Affiliate Transfer. The term "Affiliate Transfer" means any Transfer to
(i) the ancestors, descendants or spouse of the transferor, (ii) to a trust for the benefit of either the transferor or any of the persons referred to in clause
(i) above, (iii) to the partners, shareholders or other holders of any equity interest in the transferor, or (iv) to any Affiliate of the transferor.

        Change of Control. The term "Change of Control" means any transaction or series of related transactions, other than a registered public offering, as a result of which the owners of the outstanding Voting Stock immediately prior to such transaction or series of related transactions cease to own a majority of the outstanding Voting Stock thereafter.

        Ciba Percentage. The "Ciba Percentage" shall initially be twenty five percent (25%); provided, however, that such percentage shall be subject to reduction from time to time in the event that Ciba and its Affiliates cease to own in the aggregate at least Two Hundred Thousand (200,000) shares (the "Initial Share Number") of Eligible Securities (adjusted for stock splits, combinations and the like). At any such time or times, the Ciba Percentage shall be reduced by the percentage by which the number of shares of Eligible Securities then owned by Ciba and its Affiliates in the aggregate is less than the Initial Share Number. Any downward adjustment made to the Ciba Percentage pursuant to the previous sentence shall be reversed in a like manner if, when and to the extent that Ciba or its Affiliates subsequently acquire additional shares of Eligible Securities; provided, however, that the Ciba Percentage shall in no event exceed twenty five percent (25%).

         Common Stock. The term "Common Stock" means the common stock, $.001 par value per share, of the Company.

         Eligible Securities. The term "Eligible Securities" means (i) the Ciba Shares, and (B) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Ciba Shares.

         Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Form S-3. The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         Holder. The term "Holder" means Ciba and any other person or entity that acquires any Registrable Securities in compliance with Sections 3. 1 0 and
6.1 hereof

         Initial Public Offering. The term "Initial Public Offering" means the first registered underwritten public offering of the Company's Common Stock that generates aggregate proceeds to the Company (net of underwriting discounts and commissions but prior to other offering expenses payable by the Company) of at least $ 1 0,000,000 at a price per share of at least $ 1.00 (adjusted to reflect subsequent stock dividends, stock splits and the like).

         Initiating Holders. The term "Initiating Holders" means any Holder or Holders of not less than the lesser of (i) One Hundred Thousand (100,000) shares of Registrable Securities (as adjusted for stock splits, combinations and the like) and (ii) seventy-five percent (75%) of all shares of Registrable Securities then held by the Holders.

         Prohibited Transfer. The term "Prohibited Transfer" means any Transfer other than (i) to the partners, shareholders of other holders of any equity interest in the transferor, or (ii) pursuant to an effective registration statement under the Act.

         Registrable Securities. The term "Registrable Securities" means (i) the Ciba Shares, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Ciba Shares, and (iii) any Common Stock, and any Common Stock issuable upon the conversion, exercise or exchange of any warrant, right or other security, acquired by Ciba pursuant to its preemptive rights under Section 4.4 hereof-, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under Article III of this Agreement are not assigned; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or pursuant to Rule 144 under the Act.

         Sale of Control. The term "Sale of Control" means any of the following events: (i) any transaction or series of related transactions, other than a registered public offering, as a result of which persons owning the outstanding Voting Stock of the Company immediately prior to such transaction or series of related transactions cease to own a majority of the outstanding Voting Stock of the Company thereafter; (ii) the consolidation or merger of the Company with or into another person, whether or not the Company is the surviving entity of such transaction, unless immediately after such consolidation or merger persons owning (directly or indirectly) the outstanding Voting Stock of the Company prior to the transaction own a majority of the outstanding Voting Stock of such new or surviving entity, or (iii) the sale, assignment or other transfer of all or substantially all of the business or assets of the Company to a third party in a single transaction or series of related transactions. Notwithstanding the foregoing, an Affiliate Transfer shall in no event constitute a Sale of Control.

         Sale of Control Premium. The term "Sale of Control Premium" means (i) if the Acquisition Consideration is Seven Million Dollars ($7,000,000) or less, zero, (ii) if the Acquisition Consideration is more than Seven Million Dollars ($7,000,000) and less than Ten Million Dollars ($10,000,000), the product of (x)
 .4167 multiplied by (y) the amount by which the Acquisition Consideration exceeds Seven Million Dollars ($7,000,000), and (iii) if the Acquisition Consideration is Ten Million Dollars ($10,000,000) or more, One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

         SEC. The term "SEC" means the Securities and Exchange Commission or any successor agency thereto.

         Securities. The term "Securities" means any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of capital stock of the Company, excluding (i) up to Eighty Eight Thousand Eight Hundred Eighty Eight (88,888) shares of Common Stock (or options issued therefor) to employees, consultants and independent contractors of the Company in connection with their employment by or performance of services for the Company, and (ii) any securities issued in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, purchase of assets, exchange of stock or otherwise.

         Transfer. The term "Transfer" means (i) the making of any sale, exchange, assignment, conveyance, gift or other disposition (whether voluntary or involuntary), (ii) the granting of any lien, security interest, pledge or other encumbrance, or (iii) the entering into any agreement to do any of the foregoing.

         Voting Stock. The term "Voting Stock" means any issued and outstanding shares of capital stock or other securities of the Company at any given time, which entitle the holders thereof to vote generally in the election of directors.

                                   ARTICLE 11
                              BOARD REPRESENTATION

         Section 2.1 Size of Board. The Company agrees to maintain the size of its board of directors at no more than five persons. IOMED agrees to vote all shares of Voting Stock owned by it at the time of such vote (a) in favor of any proposal to fix the size of the Company's board of directors at no more than five persons and (b) against any proposal to fix the size of the Company's board of directors at more than five persons.

         Section 2.2 Right to Appoint Director. Ciba shall have the right, exercisable by it at its option, to nominate one (1) person for election to the Company's board of directors; provided that such person shall be reasonably acceptable to the Company (the "Ciba Nominee"). Ciba may replace the Ciba Nominee at any time and from time to time in its discretion, provided that each replacement is reasonably acceptable to the Company.

         Section 2.3 Voting Agreement; Cooperation of Company. In the event Ciba exercises its right to nominate a Ciba Nominee, IOMED agrees to vote all shares of Voting Stock owned by it at the time of such vote to nominate, elect and maintain in office the Ciba Nominee, and the Company agrees promptly to take all corporate actions required to enable IOMED to fulfill such obligation.

         Section 2.4 Certain Restrictions on Participation. Notwithstanding anything to the contrary contained herein, the Ciba Nominee shall not be entitled to attend any meeting, vote on or consent to any matter or receive any material distributed to the directors of the Company if and to the extent that any subject or document (a) to be reviewed, discussed or voted upon at any such meeting, (b) to be consented to without a meeting, or (c) contained in any such distributed material is, in the good faith determination of the members of the Company's board of directors other than the Ciba Nominee, one that should not be disclosed to Ciba because of confidentiality or competitive concerns of either the Company or any person with whom the Company has engaged, or proposes to engage, in a business relationship.

         Section 2.5 Termination. The rights granted to Ciba in this Article II shall terminate upon the earlier to occur of (a) the closing of the first public offering of the Company's securities pursuant to a registration statement declared effective under the Act, or (b) such time as Ciba and its Affiliates cease to own an aggregate of One Hundred Thousand (100,000) shares of Registrable Securities (as adjusted for stock splits, combinations and the like).

         Section 2.6 No Assignment. The rights of Ciba under this Article II ma not be assigned to, or exercised by, any other person or entity, other than a successor to Ciba's Pharmaceutical Division, whether by merger, consolidation, stock sale, asset sale or otherwise.

         Section 2.7       Legends.

                  (a) Until the termination of the rights granted to Ciba in this Article II, each certificate representing shares of Common Stock now owned or hereafter acquired by IOMED shall bear a legend in substantially the, following forms:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMEENT, DATED MARCH 29, 1996, PURSUANT TO WHICH THE HOLDER HEREOF HAS AGREED TO VOTE THESE SECURITIES IN THE MANNER SET FORTH THEREIN. A COPY OF THE STOCKHOLDERS' AGREEMEENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMEPANY.

The Company shall reissue promptly certificates without such legend upon expiration of the rights granted to Ciba in this Article II.

                  (b) Until the termination of the restrictions imposed on IOMED pursuant to Section 4.3(a) hereof, each certificate representing shares of Common Stock now owned or hereafter acquired by IOMED shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMIENT, DATED MARCH 29, 1996, PURSUANT TO WHICH THE HOLDER HEREOF IS SUBJECT TO CERTAIN RESTRICTIONS ON ITS ABILITY TO TRANSFER THESE SECURITIES. A COPY OF THE STOCKHOLDERS' AGREEMEENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

The Company shall reissue promptly certificates without such legend upon expiration of the restrictions imposed on IOMED pursuant to Section 4.3 (a) hereof

                  (c) Until the termination of the restrictions imposed on IOMED pursuant to Section 4.3(b) hereof, each certificate representing shares of Common Stock now owned or hereafter acquired by IOMED shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMEENT, DATED MARCH 29, 1996, PURSUANT TO WHICH THE HOLDER HEREOF IS SUBJECT TO A RIGHT OF FIRST OFFER IN CONNECTION WITH TRANSFERS OF THESE SECURITIES. A COPY OF THE STOCKHOLDERS' AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMEPANY.

The Company shall reissue promptly certificates without such legend upon expiration of the restrictions imposed on IOMED pursuant to Section 4.3(b) or the last sentence of Section 6.1 hereof.

                                   ARTICLE III
                               REGISTRATION RIGHTS

         Section 3.1       Requested Registration.

                  (a) In case the Company shall receive from Initiating Holders, at any time after one hundred eighty (180) days following the first registered public offering of the Company's Common Stock, regardless of whether such offering is the Initial Public Offering, a written request that the Company effect any registration under the Act, qualification or compliance with respect to all of the Registrable Securities then held by such Initiating Holders, or any portion thereof the sale of which is reasonably expected to yield gross proceeds to the Initiating Holders of at least $2,000,000, the Company will:

                           (i) give written notice of the proposed registration,
qualification or compliance to all other Holders within ten (10) days after receipt thereof, and

                           (ii) use its diligent best efforts to effect, as soon
as practicable, all such registrations, qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Registrable Securities held by such Initiating Holders, together with all of the Registrable Securities of any Holder or Holders who joins in such request in a written request received by the Company within thirty (30) days after such written notice is given; provided, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 3.1:

                                    (A) In any particular  jurisdiction in which
the Company would be required to execute a general consent to service of process, to register as a dealer, or to cause any officer or employee of the Company to register as a salesman in effecting such registration, qualification or compliance;

                                    (B) Within  one  hundred  eighty  (180) days
immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account;

                                    (C) After the Company has  effected  two (2)
such registrations pursuant to this Section 3.1;

                                    (D)  If the  Company  shall  furnish  to the
Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to a material transaction then being pursued by the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 3.1 shall be deferred for a period not to exceed one hundred eighty (180) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall only be entitled to such deferral one (1) time with respect to each registration pursuant to this Section 3.1

                  (b) Subject to the foregoing, the Company will use its best efforts to file a registration statement covering the Registrable Securities as soon as practicable after receipt of the request or requests of the Initiating Holders.

                  (c) The Initiating Holders shall include in their request made pursuant to this Section 3.1 the name, if any, of the underwriter or underwriters that such Initiating Holders would propose, with the consent of the Company (which consent shall not be unreasonably withheld), to employ in connection with the public offering proposed to be made pursuant to the registration requested, and the Company shall include such information in the written notice referred to in clause (i) of Section 3.1(a). The right of any Holder to registration pursuant to this Section 3.1 shall be conditioned on such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above. Notwithstanding any other provision of this Section 3. 1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting, as determined by the underwriters, shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be registered by such Holders (or in such other manner as the Holders requesting registration may elect in a written notice to the Company signed by all such Holders). No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         Section 3.2       Form S-3 Registration.

                  (a) In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (i)  promptly  give  written  notice of the  proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (ii) as soon as practicable, effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.2: (i) if the Company is not qualified as a registrant entitled to use Form S-3; (ii) if the Holders propose to sell Registrable Securities at an aggregate sales price to the public of less than $1,000,000; (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance and in which it has not already filed such a consent; (iv) if the Company has effected one such registration pursuant to this Section 3.2 during the preceding twelve (12) months; or (v) if the Company has effected a registration on Form SI within the preceding one hundred eighty (180) days. Subject to the foregoing, the Company shall file a registration statement covering the Registrable " Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

                  (b) Registrations effected pursuant to this Section 3.2 shall not be counted as a Request for Registration effected pursuant to Section 3.1 hereof.

         Section 3.3       Company Registration.

                  (a) If at any time, or from time to time, the Company shall determine to register any of its securities, either for its own account or f6r the account of a security holder or holders, other than (i) a registration on Form S-8 relating solely to employee benefit plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, (ii) a registration pursuant to Sections 3.1 or 3.2 hereof, or (iii) the Initial Public Offering (provided that at least ninety percent (90%) of the securities sold therein are sold for the account of the Company and that any selling shareholders acquired their shares in their capacity as employees of the Company or its Affiliates), the Company will:

                           (i)  promptly  give to  each  Holder  written  notice
thereof; and

                           (ii)  include  in  such  registration,   and  in  any
underwriting involved therein, all the Registrable securities specified in any written request or requests by any Holder or Holders received by the Company within thirty (30) days after such written notice is given on the same terms and conditions as the Common Stock, if any, otherwise being sold through the underwriter in such registration.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to clause (i) of Section 3.3(a). In such event the right of any Holder to registration pursuant to this Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Company and all Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in-customary form with the underwriter or underwriters selected for such underwriting by the Company.

                  (c) Notwithstanding any other provision of this Section 3.3, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, and gives written notice thereof to the Company or the Holders, the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of the Holders, in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be registered by such Holder.- 'or in such ot4ier manner as the Holders requesting registration may eject in a written notice to the Company signed by all such Holders). No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         Section 3.4 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Article III, including without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel to the selling stockholders, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay underwriters' discounts or commissions relating to Registrable Securities.

         Section 3.5 Registration Procedures. If and whenever the Company is required by the provisions of this Article III to use its best efforts to effect the registration of any of the Registrable Securities under the Act, the Company will, as expeditiously as possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities (but not exceeding one hundred eighty (180) days) or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act; and to keep such registration statement effective for that period of time specified in
Section 3.5(a) hereof.

                  (c) Furnish to each Holder participating in the registration such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder;

                  (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (f) Furnish, at the request of' any Holder requesting registration of Registrable Securities pursuant to this Article III, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article III, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (g) Use its best efforts to register or qualify the Registrable Securities covered by such registration statements under such other securities or blue sky laws of such jurisdictions as each such selling Holder of Registrable Securities shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdictions.

                  (h) Give the Holders requesting registration of Registrable Securities pursuant to this Article III, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of any registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business, finances and accounts of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable judgment of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act.

                  (i) Provide a transfer agent and registrar for all Registrable Securities covered by such registration not later than the effective date of the registration statement with respect to such Registrable Securities.

                  (j) Use its best efforts to list all Registrable Securities covered by the registration statement on any securities exchange on which any of the Registrable Securities are then listed.

         Section 3.6       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities with respect to which a registration statement has been filed under the Act pursuant to this Article III, each of such Holder's partners, officers, directors, employees, agents and advisors, each underwriter of any of the Registrable Securities included in such registration statement, and each person, if any, who controls any such Holder or underwriter within the meaning of the Act or the Exchange Act (hereinafter collectively referred to as the "Holder Underwriters"), as follows:

                           (i) against any and all loss, liability, claim (joint
or several), damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Holder-Underwriter expressly for use in such registration statement (or any amendment thereto) or such final prospectus (or any amendment or supplement thereto);

                           (ii)  against  any and all  loss,  liability,  claim,
damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii)  against  any and all  legal or  other  expense
whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or
(ii) above, which expenses under this clause (iii) shall be paid by the Company as incurred.

                  (b) The Company shall be notified in writing of any matter potentially giving rise to a claim under this Section 3.6 within a reasonable time after the assertion thereof, but failure to so notify the Company shall not relieve the Company from any liability which it may have pursuant to this indemnity agreement or otherwise, except if and to the extent that the Company is materially prejudiced by such delay. In case of any such notice, the Company shall be entitled to participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim (unless in the Holder-Underwriter's reasonable judgment a conflict of interest between such Holder-Underwriter and the Company may exist in respect of such claim); but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the Holder-Underwriter or Holder-Underwriters. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Holder-Underwriter or
Holder-Underwriters shall have the right to retain separate counsel to participate in such proceedings, but at the sole cost. and expense of the Holder-Underwriters. No indemnifying party shall consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity could have been sought under paragraph (a) of this Section 3.6 which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation without the consent of the indemnified party.

                  (c) Each Holder severally agrees that it will indemnify and hold harmless the Company, each officer, director, employee, agent and advisor of the Company, each person, if any, who controls the Company within the meaning of the Act, each underwriter of Registrable Securities included in any registration statement which has been filed under the Act pursuant to this
Article III, and each person, if any, who controls such underwriter within the meaning of the Act, against any and all loss, liability, claim, damage and expense described in clauses (a)(i) through (a)(iii), inclusive, of Section 3.6 above, up to the amount of the gross proceeds actually received from the offering by such Holder, but only with respect to statements or omissions, or alleged statements or omissions made in such registration statement (or any amendment thereto) or final prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such registration statement (or any amendment thereto) or such final prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified pursuant to the provisions of this Section 3.6(c) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other persons so indemnified shall have the rights and duties given to the persons entitled to indemnification by the provisions of
Section 3.6(b) above.

         Section 3.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article III.

         Section 3.8 Sale Without Registration. If at the time of any transfer (other than a transfer not involving a change in beneficial ownership) of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (a) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (b) (if the transfer is not made in compliance with Rule 144) at the expense of the Holder or transferee, an opinion of counsel reasonably satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act.

         Section 3.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its Common Stock to the general public; and

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act.

         Section 3.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Sections 3.1, 3.2 and 3.3 hereof may be assigned in writing by any Holder of Registrable Securities to a transferee or assignee of not less than Forty Thousand (40,000) shares of the Registrable Securities (as appropriately adjusted from time to time for stock splits and the like); provided, that such transfer may otherwise be effected in accordance with the terms of this Agreement and applicable securities laws; and provided further, that the Company is given written notice by such holder of Registrable Securities at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

         Section 3.11      "Market Stand-off" Agreement.

                  (a) If requested by the underwriter in any registration pursuant to Section 3.3, the Holders shall not sell or otherwise transfer or dispose of any Registrable Securities held by them during the one hundred eighty
(180) day period following the effective date of a registration statement of the Company filed under the Act; provided that (i) such agreement shall not apply to any shares of Registrable Securities that are included in such public offering in accordance with the terms hereof and (ii) all executive officers and directors of the Company, and all persons who own more than ten percent (10%) of the issued and outstanding shares of capital stock of the Company, enter into similar agreements. The Company may impose stop transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

                  (b) If requested by an underwriter in any registration pursuant to Section 3.1 or 3.2, the Company shall not sell or otherwise transfer or dispose of any shares of the Company's capital stock during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Act, except for sales by the Company (i) pursuant to registrations on Form S-4 or S-8 (or any successor or similar forms thereto), or (ii) in connection with a bona fide acquisition or strategic alliance transaction.

         Section 3.12 Additional Registration Rights. The Company has not previously entered into any agreement granting any registration rights to any person or entity. If on or after the date of this Agreement the Company enters into any agreement with respect to its securities which grants more favorable registration rights to any person or entity than those granted to the Holders pursuant to this Agreement, this Agreement shall be deemed to be amended, as of the date of any such agreement, to grant such more favorable registration rights to the Holders.

                                   ARTICLE IV
                                    COVENANTS

         Section 4.1 Transactions with Affiliates. Prior to the occurrence of an Initial Public Offering, the Company shall not (and shall not permit any of its subsidiaries to), without the consent of Ciba, enter into or perform any transaction,  including  without  limitation,  the  purchase,  leasing,  sale or exchange of property or assets or the hiring or rendering of any service (a "Transaction"), with any affiliate of the Company (including IOMED and directors, officers or employees of the Company or IONLED), except at prices and on terms not less favorable to the Company or such subsidiary than that which would have been obtained in an arms-length transaction with a non-affiliated party.

         Section 4.2 Financial Statements. So long as Ciba holds at least five percent (5%) of the outstanding shares of the Company's capital stock and the Company is not otherwise publicly reporting, the Company will deliver to Ciba the following financial statements. As soon as available and in any event within forty five (45) days after the end of each fiscal quarter (other than the fiscal quarter ending on the fiscal year end), the Company will deliver an unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year. As soon as available and in any event within ninety (90) days after the end of each fiscal year, the Company will deliver (a) the consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, and (b) a report thereon of independent certified public accountants of recognized national standing selected by the Company and stating that such consolidated financial statements fairly present the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants has been made in accordance with Unites States generally accepted auditing standards.

         Section 4.3       Transfer Restrictions.

                  (a) Prohibition on Certain Transfers. For a period of two (2) years from the date of this Agreement, IOMED shall not, without the prior written consent of Ciba, make a Prohibited Transfer of any, shares of Common Stock (or securities convertible into, exchangeable for or otherwise entitling the holder thereof to receive shares of Common Stock) now owned or hereafter acquired by it.

                  (b)      Right of First Offer on Certain Transfers.

                           (i) Offer.  Subject to Section 4.3(a), if at any time
IOMED proposes to enter into a Prohibited Transfer of any shares of Common Stock (or securities convertible into, exchangeable for or otherwise entitling the holder thereof to receive shares of Common Stock) now owned or hereafter acquired by it, and the consequence of such Prohibited Transfer would be to cause a Change of Control of the Company (any such Prohibited Transfer, a "Transaction"), then it shall promptly forward to Ciba a written notice (the "Offer Notice") offering to enter into a Transaction with Ciba and specifying the purchase price (the "Proposed Purchase Price") and other terms and conditions under which it would enter into such Transaction with Ciba (the offer made in any such Offer Notice, the "Offer"). Ciba shall have sixty (60) days after its receipt of an Offer Notice (the "Acceptance Period") to provide written notice to IOMED of its acceptance of the Offer.

                           (ii) Response to Offer. If Ciba accepts the Offer, it
shall be obligated to consummate such Transaction at the price and other terms specified in the Offer Notice within one hundred twenty (120) days after the acceptance of the Offer, subject to negotiation of a definitive acquisition agreement containing representations and warranties, covenants, conditions to closing and such other terms and conditions customary for agreements of its type. If Ciba rejects the Offer (or otherwise fails to forward an acceptance of the Offer prior to the expiration of the Acceptance Period), IOMED shall, for a period of two hundred seventy (270) days after expiration of the Acceptance Period, have the right to consummate a Transaction of the type described in the Offer Notice only at a price greater than ninety percent (90%) of the Proposed Purchase Price and on such other terms and conditions more favorable to it than those offered to Ciba (unless Ciba consents to such lower price or other terms and conditions, which consent shall not be unreasonably withheld, it being understood that Ciba's withholding of consent based on its desire to consummate a Transaction at such lower price or other terms and conditions shall be deemed reasonable), provided, however, that in the event that a Transaction has not been consummated within such two hundred seventy (270) day period, then any proposed future Transaction shall continue to be subject to this Section 4.3(b).

                           (iii) Survival. The offer rights of Ciba described in
this Section 4.3(b) shall survive for a period of twelve (12) months from the effective date of termination of that certain Research and Development Agreement, dated of even date herewith, by and between the Company, IOMED and Ciba, and shall thereafter terminate automatically and cease to be of any further force and effect.

         Section 4.4       Preemptive Rights.

                  (a) At least ten (10) days prior to consummating any sale of Securities (a "Sale"), the Company shall notify Ciba in writing of such pending Sale (the "Sale Notice"). Each Sale Notice shall describe all of the material terms of the Sale and of the Securities to be sold therein (including, without limitation, the number of such Securities to be sold and the sale price). Ciba shall have the right, exercisable for a period of ninety (90) days following its receipt of each Sale Notice, to purchase from the Company, at the purchase price set forth in such Sale Notice, up to a number of newly issued Securities of the type to be sold in such Sale (which Securities shall be in addition to those sold by the Company in such Sale) equal to the product of the Ciba Percentage multiplied by the total number of such Securities proposed to be sold in such Sale. Such right shall be exercised by delivering to the Company, within the ninety (90) day period noted above, a written notice of exercise (an "Exercise Notice"), which shall specify the number of Securities Ciba wishes to purchase and the date on which Ciba wishes to consummate such purchase (the "Closing Date"), which shall be no later than ten (10) business days after the later of
(i) the date of the consummation of the, Sale and (ii) the date of the Exercise Notice.

                  (b) The preemptive right granted in this Section 4.4 shall terminate upon the consummation of, and shall not be valid with respect to, the Initial Public Offering.

                  (c) The closing of a purchase of Securities by Ciba pursuant to this Section 4.4 shall take place at the principal office of the Company on the Closing Date (or at such other time and place. as the Company and Ciba shall agree upon). At such closing the Company shall issue and deliver the applicable Securities and Ciba shall deliver a certified check to the Company for the applicable purchase price. The parties shall also execute and deliver customary closing documents, including, without limitation, investment representations.

                  (d) The rights of Ciba under this Section 4.4 may not be assigned to, or exercised by, any other person or entity, other than a successor to Ciba's Pharmaceutical Division, whether by merger, consolidation, stock sale, asset sale or otherwise.

         Section  4.5 Payment  upon First Sale of Control.  No later than thirty
(30) days after consummation of the first Sale of Control of the Company occurring after March 29, 1996 in which the consideration paid by the acquiring party or parties (the "Acquisition Consideration") is more than Seven Million Dollars ($7,000,000) (the "First Sale of Control"), the Company shall pay to the holders of the Ciba Shares, on a pro-rata basis, cash in an aggregate amount equal to the product of (x) the Sale of Control Premium, multiplied by (y) the percentage of the Ciba Shares that remain outstanding immediately prior to the closing of the First Sale of Control. Such payment shall be paid prior and in preference to any dividend or distribution of the assets or surplus funds of the Company to the holders of any other shares of stock of the Company by reason of their ownership of such stock.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Ciba and IOMED as follows:

                  (a) Corporate Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized, and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by the Company of this Agreement.

                  (b) Consents and Approvals. No consent, approval, waiver or authorization is required to be obtained by the Company from, and no notice or filing is required to be given by the Company to, or to be made by the Company with, any federal, state, local or other governmental authority or any other person in connection with the execution, delivery and performance by the Company of this Agreement.

                  (c) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby does not and will not (i) violate any provision of the charter, bylaws or other organizational documents of the Company, (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Company under, or to a loss of any benefit to which the Company is entitled under, any agreement, contract, lease, license, note, bond, indenture or other written document of any type, or result in the creation of any encumbrance upon any of the assets of the Company, or (iii) violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which the Company is subject.

                  (d) Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

                  (e) Capitalization. The authorized capital stock of the Company consists of Four Million (4,000,000) shares of Common Stock, $.001 par value per share, Eight Hundred Thousand (800,000) of which are issued and outstanding, and One Million (1,000,000) shares of Preferred Stock, $.001 par value per share, none of which are issued and outstanding. Except as set forth in this Agreement, the Company does not have outstanding any rights (preemptive or other) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or securities convertible into or exchangeable for its capital stock.

         Section 5.2 Representations and Warranties of Ciba. Ciba hereby represents and warrants to the Company and IOMED as follows:

                  (a) Corporate Authorization. Ciba has full corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution, delivery and performance by Ciba of this Agreement has been duly and validly authorized, and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by Ciba of this Agreement.

                  (b) Consents and Approvals. No consent, approval, waiver or authorization is required to be obtained by Ciba from, and no notice or filing is required to be given by Ciba to, or to be made by Ciba with, any federal, state, local or other governmental authority or any other person in connection with the execution, delivery and performance by Ciba of this Agreement.

                  (c) Non-Contravention. The execution, delivery and performance by Ciba of this Agreement and the consummation by Ciba of the transactions contemplated hereby does not and will not (i) violate any provision of the charter, bylaws or other organizational documents of Ciba, (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Ciba under, or to a loss of any benefit to which Ciba is entitled under, any agreement, contract lease, license, note, bond, indenture or other written document of any type, or result in the creation of any encumbrance upon any of the assets of Ciba, or
(iii) violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Ciba is subject.

                  (d) Binding Effect. This Agreement has been duly executed and delivered by Ciba and constitutes a valid and legally binding obligation of Ciba, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

         Section 5.3 Representations and Warranties of IOMED. IOMED hereby represents and warrants to the Company and Ciba as follows:

                  (a) Authorization. IOMED has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by IOMED of this Agreement has been duly and validly authorized, and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by IOMED of this Agreement.

                  (b) Consents and Approvals. No consent, approval, waiver or authorization is required to be obtained by IOMED from, and no notice or filing is required to be given by IOMED to, or to be made by IOMED with, any federal, state, local or other governmental authority or any other person in connection with the execution, delivery and performance by IOMED of this Agreement.

                  (c) Non-Contravention. The execution, delivery and performance by IOMED of this Agreement and the consummation by IOMED of the transactions contemplated hereby does not and will not (i) violate any provision of the articles of incorporation or bylaws of IOMED, (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of IOMED under, or to a loss of any benefit to which IOMED is entitled under, any agreement, contract, lease, license, note, bond, indenture or other written document of any type, or result in the creation of any encumbrance upon any of the assets of IOMED, or (iii) violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which IOMED is subject.

                  (d) Binding Effect. This Agreement has been duly executed and delivered by IOMED and constitutes a valid and legally binding obligation of IOMED, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

                  (e) Ownership of Shares. IOMED owns of record and beneficially the IOMED Shares, free and clear of any judgment, lien, charge, claim, security interest or other encumbrance of any kind whatsoever, other than as set forth on
Schedule 5.3(e).

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes. Without limiting the generality of the foregoing, the provisions of Article II and Section 4.3 hereof shall be binding upon any persons who acquire shares of Common Stock from IOMED; provided, however, that the provisions of Section 4.3(b) shall not be binding upon any shareholders of IOMED who acquire shares of Common Stock from IOMED pursuant to the declaration and payment by IOMED of a dividend payable in Common Stock.

         Section 6.2 Amendment and Waiver. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with (a) the written consent of the Company, Ciba and IOMED, with respect to the terms of
Article II hereof or any other provision of this Agreement as it pertains to such Article II, and (b) the written consent of the Company and of the Holders of a majority of the outstanding Registrable Securities, with respect to any other terms or provisions of this Agreement. Any amendment or waiver of this Agreement so effected shall be binding upon the Company, Ciba, IOMED and all Holders of Registrable Securities.

         Section 6.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 6.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to contracts among New York residents entered into and to be performed entirely within New York.

         Section 6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.6 Notice. Any notice required under this Agreement shall be given in writing and shall be deemed effectively given upon actual receipt if delivered either personally (including by overnight express courier) or by facsimile to the party to be notified or three (3) business days after deposit with the United States Post Office by registered or certified mail, postage prepaid (or with an equivalent independent postal service or courier) and addressed to the party at the address last shown on the books of the Company for such purpose or to such other address as may be designated by a party by ten
(10) days' advance notice to the Company.

         Section 6.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

DERMION, INC., a Delaware corporation       CIBA-GEIGY CORPORATION, a New
                                            York corporation, acting through its
                                            Pharmaceuticals Division


By:   /s/ Robert J. Lollini                 By: /s/ James M. Callahan

Name:  Robert J. Lollini                    Name: James M. Callahan

Title:  Secretary                           Title:

IOMED, INC., a Utah corporation


By: /s/ Ned M. Weinshenker

Name: Ned M. Weinshenker

Title: President & CEO